Item 77M - DWS Capital Growth VIP (the "Portfolio"), a series of
DWS Variable Series I (the "Registrant")

Registrant incorporates by reference its Registration Statement on Form N-14, filed on September 27, 2006 (Accession No. 0001193125-
06-198150).

Shareholder Meeting Results:

Special Meetings of Shareholders of DWS Janus Growth Opportunities
VIP ("Janus VIP"), DWS Oak Strategic Equity VIP ("Oak VIP") and
DWS Legg Mason Aggressive Growth VIP ("Legg Mason VIP") was held on October 31, 2006 at the offices of Deutsche Investment
Management Americas Inc., 345 Park Avenue, New York, New York
10154 (each a "Meeting"). The following matters were voted upon by the shareholders of said funds (the resulting votes are presented below).

1. To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Janus VIP to DWS Capital Growth VIP, in exchange for shares of DWS Capital Growth VIP and the assumption by DWS Capital
Growth VIP of all of the liabilities of Janus VIP, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Janus VIP in complete liquidation of Janus VIP.

For
Against
Abstain
14,385,818.657
354,986.090
1,619,299.791


1. To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Oak VIP to DWS Capital Growth VIP, in exchange for shares of DWS
Capital Growth VIP and the assumption by DWS Capital Growth VIP of all of the liabilities of Oak VIP, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Oak VIP in complete liquidation of Oak VIP.

For
Against
Abstain
9,098,903.731
313,579.938
747,680.301

1. To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Legg Mason VIP to DWS Capital Growth VIP, in exchange for shares of DWS Capital Growth VIP and the assumption by DWS Capital
Growth VIP of all of the liabilities of Legg Mason VIP, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Legg Mason VIP in complete liquidation of Legg Mason VIP.

For
Against
Abstain
4,617,312.472
236,619.297
625,538.569




Item 77M - DWS Growth & Income VIP (the "Portfolio"), a series of
DWS Variable Series I (the "Registrant")

Registrant incorporates by reference its Registration Statement on Form N-14, filed on September 27, 2006 (Accession No. 0001193125-
06-198150).

Shareholder Meeting Results:

A Special Meeting of Shareholders of DWS Mercury Large Cap Core
VIP ("Mercury Large Cap Core VIP") was held on October 31, 2006 at the offices of Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154 (the "Meeting"). The following matter was voted upon by the shareholders of the fund (the resulting votes are presented below).

1. To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Mercury Large Cap Core VIP to DWS Growth & Income VIP, in exchange for shares of DWS Growth & Income VIP and the assumption by DWS Growth & Income VIP of all of the liabilities of Mercury Large Cap Core VIP, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Mercury Large Cap Core VIP in complete liquidation of Mercury Large
Cap Core VIP.

For
Against
Abstain
369,982.329
1,483.881
40,000.216




Item 77M - DWS International VIP (the "Portfolio"), a series of DWS Variable Series I (the "Registrant")

Registrant incorporates by reference its Registration Statement on Form N-14, filed on September 27, 2006 (Accession No. 0001193125-
06-198150).

Shareholder Meeting Results:

A Special Meeting of Shareholders of DWS Templeton Foreign Value
VIP ("Templeton Foreign Value VIP") was held on October 31, 2006 at the offices of Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154 (the "Meeting"). The following matter was voted upon by the shareholders of the fund (the resulting votes are presented below).

1. To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Templeton Foreign Value VIP to DWS International VIP, in exchange for shares of DWS International VIP and the assumption by DWS
International VIP of all of the liabilities of Templeton Foreign Value
VIP, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Templeton Foreign Value
VIP in complete liquidation of Templeton Foreign Value VIP.

For
Against
Abstain
1,573,091.617
68,737.039
182,850.203

G:\sec_reg\NSAR\2006\123106\DWS Variable Series I Capital Growth - Item
77M.doc